UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 19, 2025
Date of Report (date of earliest event reported)
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Installed Building Products, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36307 (Commission File Number)	45-3707650 (I.R.S. Employer Identification Number)
495 South High Street, Suite 50, Columbus, OH 43215
(Address of principal executive offices and zip code)
614-221-3399
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	IBP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

On August 19, 2025, Installed Building Products, Inc. (the “Company”), as part of the Company’s previously announced stock buyback program, entered into a share repurchase agreement (the “Share Repurchase Agreement”) with PJAM IBP Holdings, Inc. (the “Stockholder”) for the purchase of 200,000 shares of its common stock, par value $0.01 per share, of the Company (the “Common Stock”) in a privately-negotiated transaction (the “Share Repurchase”). Jeff Edwards, our Chief Executive Officer, has beneficial ownership of the shares held by the Stockholder, an Edwards family entity.

The price per share for the Share Repurchase equals $257.38, which was the last reported sales price of the Company’s Common Stock on August 18, 2025, less a discount of 3%, for a total purchase price of $51,476,000. The repurchase will be funded from the Company’s cash on hand. The Share Repurchase was approved by the Company's Board of Directors and Audit Committee.

The foregoing description is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Share Repurchase Agreement, dated August 19, 2025, by and between Installed Building Products, Inc. and PJAM IBP Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 20th day of August, 2025.

INSTALLED BUILDING PRODUCTS, INC.

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Chief Financial Officer